Post-Qualification Offering Circular Amendment No. 47

File No. 024-10496

PART II

OFFERING CIRCULAR

Groundfloor Finance Inc.

Sixteen Series of Limited Recourse Obligations

Totaling $1,933,000

Dated: July 7, 2017

This Post-Qualification Offering Circular Amendment No. 47 (this “PQA”) amends the offering circular of Groundfloor Finance Inc, dated December 8, 2015, as qualified on December 15, 2015, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below.

This PQA relates to the offer and sale of up to an additional $1,933,000 in aggregate amount of Limited Recourse Obligations (the “LROs”) consisting of 16 separate series of LROs to be issued by Groundfloor Finance Inc. (the “Company,” “we,” “us,” or “our”).

We own and operate a web-based investment platform accessible at www.groundfloor.us (the “Platform”) on which we conduct our business. Our principal offices are located at 75 Fifth Street, NW, Suite 2170, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225.  Our mailing address is PO Box 79346, Atlanta, GA 30357.

We will issue the LROs in distinct series, each corresponding to a real estate development project (each, a “Project”) financed by a commercial loan from us (each, a “Loan”). The borrower for each Project is a legal entity (the “Borrower”) that owns the underlying property and has been organized by one or more individuals (each, a “Principal”) that own and operate the Borrower.

The LROs will be unsecured special, limited obligations of the Company. The LROs are not listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. There is no market for the LROs. Our obligation to make payments on a LRO is limited to an amount equal to each holder’s pro rata share of the amount of payments, if any, actually received as payments on the corresponding Loan, net of certain fees and expenses retained by us. See the sections titled “General Terms of the LROs,” “The LROS Covered by this Offering Circular,” and “Project Summaries” of the Offering Circular, as amended hereby, for the specific terms of the series of LROs covered by this PQA.

We do not guarantee payment of the LROs in the amount or on the time frame expected. The LROs are not obligations of the Borrowers or their Principals, and we do not guarantee payment on the corresponding Loans. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See the section titled “General Terms of the LROs—Administration, Service, Collection and Enforcement of Loan Documents” of the Offering Circular.

The LROs are speculative securities. Investment in the LROs involves significant risk, and you may be required to hold your investment for an indefinite period of time. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 16 of the Offering Circular.

We will commence the offering of each series of LROs promptly after the date this PQA is qualified by posting on the Platform a separate landing page corresponding to each particular Loan and Project (each, a “Project Summary”). The offering of each series of LROs covered by this PQA will remain open until the earlier of (1) 30 days, unless extended, or (2) the date the offering of a particular series of LROs is fully subscribed with irrevocable funding commitments (the “Offering Period”); however, we may extend the Offering Period for a particular series of LROs in our sole discretion (with notice to potential investors), up to a maximum of 45 days. We will notify investors who have previously committed funds to purchase such series of LROs of any such extension by email and will post a notice of the extension on the corresponding Project Summary on the Platform.

This Offering is being conducted on a “best-efforts” basis, which means our officers will use their commercially reasonable best efforts in an attempt to sell the LROs. Such officers will not receive any commission or any other remuneration for these sales. In offering the LROs on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

The LROs offered hereby may only be purchased by investors residing in California, Georgia, Illinois, Maryland, Massachusetts, Texas, Virginia, Washington, and the District of Columbia. We may also offer or sell LROs in other states by qualifying an offering statement covering the LROs in those states or in reliance on exemptions from registration requirements of the laws of those states. The Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be, unlawful, prior to registration or qualification under the laws of any such state. In addition, the LROs are offered only to investors who meet certain financial suitability requirements. See the section titled “Investor Suitability Requirements” of the Offering Circular.

NO FEDERAL OR STATE SECURITIES COMMISSION HAS APPROVED, DISAPPROVED, ENDORSED, OR RECOMMENDED THIS OFFERING. YOU SHOULD MAKE AN INDEPENDENT DECISION WHETHER THIS OFFERING MEETS YOUR INVESTMENT OBJECTIVES AND FINANCIAL RISK TOLERANCE LEVEL. NO INDEPENDENT PERSON HAS CONFIRMED THE ACCURACY OR TRUTHFULNESS OF THIS DISCLOSURE, NOR WHETHER IT IS COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS ILLEGAL.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Offering price to the public	Underwriting discounts and commissions	Proceeds to issuer(1)(2)	Proceeds to other persons
Per Unit	$10.00	N/A	$10.00	N/A
Total Minimum	$58,340	N/A	$58,340	N/A
Total Maximum	$1,933,000	N/A	$1,933,000	N/A

(1) We estimate all expenses for this Offering to be approximately $4,500, which will not be financed with the proceeds of the Offering.

(2) Assumes no promotions or discounts applied to any offerings covered by this PQA.

Incorporation by Reference of Offering Circular

The Offering Circular, including this PQA, is part of an offering statement (File No. 024-10496) that we filed with the Securities and Exchange Commission (the “Commission”). We hereby incorporate by reference into this PQA the following:

1.	Part II of the Offering Circular, including the form of LRO Agreement beginning on page LRO-1 thereof, to the extent not otherwise modified or replaced by offering circular supplement and/or post-qualification amendment;
2.	Post-Qualification Amendment No. 11 to the Offering Circular, including the Financial Statements beginning on page F-1 thereof;
3.	Post-Qualification Amendment No. 34 to the Offering Circular;
4.	Offering Circular Supplement No. 11 to the Offering Circular;
5.	Post-Qualification Amendment No. 36 to the Offering Circular;
6.	Post-Qualification Amendment No. 44 to the Offering Circular, including the Financial Statements beginning on page F-1 thereof; and
7.	Offering Circular Supplement No. 17 to the Offering Circular.

Note that any statement that we make in this PQA (or have made in the Offering Circular) will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or post-qualification amendment.

The LROS Covered by this Offering Circular

The following tabular information is added under “The LROs Covered by this Offering Circular” on page 10 and page 100 of the Offering Circular:

Series of LRO/Project Name: 2216 Telhurst Street Southwest, Atlanta, GA 30310
Developer (borrowing entity): NICE House LLC
Aggregate Purchase Amount of the LRO: $58,340	Expected Return Rate of the LRO: 8.5% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 2216 Telhurst Street Southwest, Atlanta, GA, 30310	• Loan Principal: $58,340 • Interest Rate: 8.5% and Grade: B • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

1

Series of LRO/Project Name: 22 Bennett Street, Warwick, RI 02889
Developer (borrowing entity): Anchor Property Group, LLC
Aggregate Purchase Amount of the LRO: $59,550	Expected Return Rate of the LRO: 11% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 22 Bennett Street, Warwick, RI 02889	• Loan Principal: $59,550 • Interest Rate: 11% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 2640 201st Street, Lynwood, IL 60411
Developer (borrowing entity): Finesse Investment Group Inc.
Aggregate Purchase Amount of the LRO: $77,990	Expected Return Rate of the LRO: 11% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 2640 201st Street, Lynwood, IL 60411	• Loan Principal: $77,990 • Interest Rate: 11% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 150 Brookside Avenue, Irvington, NJ 07111
Developer (borrowing entity): HIUS Inc.
Aggregate Purchase Amount of the LRO: $79,400	Expected Return Rate of the LRO: 14% per annum
Final Payment Date: 9 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 150 Brookside Avenue, Irvington, NJ 07111	• Loan Principal: $79,400 • Interest Rate: 14% and Grade: D • Term and Repayment Terms: 9 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

2

Series of LRO/Project Name: 8274 Continental Court, Pensacola, FL 32506
Developer (borrowing entity): No Parking, LLC
Aggregate Purchase Amount of the LRO: $80,860	Expected Return Rate of the LRO: 11% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 8274 Continental Court, Pensacola, FL 32506	• Loan Principal: $80,860 • Interest Rate: 11% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 117 21st Avenue Northeast, Center Point, AL 35215
Developer (borrowing entity): All-Star Investments Properties, LLC
Aggregate Purchase Amount of the LRO: $85,340	Expected Return Rate of the LRO: 8.5% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 117 21st Avenue Northeast, Center Point, AL 35215	• Loan Principal: $85,340 • Interest Rate: 8.5% and Grade: B • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 730 East Mound Street, Columbus, OH 43205
Developer (borrowing entity): Hazley Business Solutions, LLC
Aggregate Purchase Amount of the LRO: $87,940	Expected Return Rate of the LRO: 14.5% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 730 East Mound Street, Columbus, OH 43205	• Loan Principal: $87,940 • Interest Rate: 14.5% and Grade: D • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

3

Series of LRO/Project Name: 4202 Parkland Street, Pasadena, TX 77504
Developer (borrowing entity): MTHB, Inc.
Aggregate Purchase Amount of the LRO: $90,930	Expected Return Rate of the LRO: 8% per annum
Final Payment Date: 9 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 4202 Parkland Street, Pasadena, TX 77504	• Loan Principal: $90,930 • Interest Rate: 8% and Grade: B • Term and Repayment Terms: 9 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 905 McAllister Avenue, Columbus, OH 43205
Developer (borrowing entity): Sustainable Equity, LLC
Aggregate Purchase Amount of the LRO: $104,720	Expected Return Rate of the LRO: 14.5% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 905 McAllister Avenue, Columbus, OH 43205	• Loan Principal: $104,720 • Interest Rate: 14.5% and Grade: D • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 5 Argyle Avenue, Blackwood, NJ 08012
Developer (borrowing entity): Titan Enterprise Group, LLC
Aggregate Purchase Amount of the LRO: $114,170	Expected Return Rate of the LRO: 11% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 5 Argyle Avenue, Blackwood, NJ 08012	• Loan Principal: $114,170 • Interest Rate: 11% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

4

Series of LRO/Project Name: 411 21st Avenue South, Birmingham, AL 35205
Developer (borrowing entity): Denmark Property Solutions
Aggregate Purchase Amount of the LRO: $127,070	Expected Return Rate of the LRO: 11% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 411 21st Avenue South, Birmingham, AL 35205	• Loan Principal: $127,070 • Interest Rate: 11% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 3412 Maryland Avenue, Richmond, VA 23222
Developer (borrowing entity): JayCia Group, LLC
Aggregate Purchase Amount of the LRO: $131,900	Expected Return Rate of the LRO: 14.5% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 3412 Maryland Avenue, Richmond, VA 23222	• Loan Principal: $131,900 • Interest Rate: 14.5% and Grade: D • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 16047 86th Avenue Southeast, Yelm, WA 98597
Developer (borrowing entity): Puget Rental Properties, LLC
Aggregate Purchase Amount of the LRO: $142,730	Expected Return Rate of the LRO: 14% per annum
Final Payment Date: 9 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 16047 86th Avenue Southeast, Yelm, WA 98597	• Loan Principal: $142,730 • Interest Rate: 14% and Grade: D • Term and Repayment Terms: 9 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

5

Series of LRO/Project Name: 309 East 37th Street, Savannah, GA 31401
Developer (borrowing entity): Empire Quality Rentals, LLC
Aggregate Purchase Amount of the LRO: $170,180	Expected Return Rate of the LRO: 6.5% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 309 East 37th Street, Savannah, GA 31401	• Loan Principal: $170,180 • Interest Rate: 6.5% and Grade: A • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 6803 Southwest 35th Way, Gainesville, FL 32608
Developer (borrowing entity): 6803 SW 35th Way LLC
Aggregate Purchase Amount of the LRO: $255,000	Expected Return Rate of the LRO: 6.5% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 6803 Southwest 35th Way, Gainesville, FL 32608	• Loan Principal: $255,000 • Interest Rate: 6.5% and Grade: A • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 1144 Congress Avenue, Teaneck, NJ 07666
Developer (borrowing entity): Titan Enterprise Group, LLC
Aggregate Purchase Amount of the LRO: $266,880	Expected Return Rate of the LRO: 11% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 1144 Congress Avenue, Teaneck, NJ 07666	• Loan Principal: $266,880 • Interest Rate: 11% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

6

Plan of Distribution

The following disclosure is added on page 102 of the Offering Circular under the table included under “Plan of Distribution”:

The table below lists the additional Projects covered by this PQA for which we are offering separate series of LROs. Each series of LROs is denominated by the corresponding Project’s name.

Series of LROs/Project	Aggregate Purchase Amount/Loan Principal
2216 Telhurst Street Southwest, Atlanta, GA 30310	$58,340
22 Bennett Street, Warwick, RI 02889	59,550
2640 201st Street, Lynwood, IL 60411	77,990
150 Brookside Avenue, Irvington, NJ 07111	79,400
8274 Continental Court, Pensacola, FL 32506	80,860
117 21st Avenue Northeast, Center Point, AL 35215	85,340
730 East Mound Street, Columbus, OH 43205	87,940
4202 Parkland Street, Pasadena, TX 77504	90,930
905 McAllister Avenue, Columbus, OH 43205	104,720
5 Argyle Avenue, Blackwood, NJ 08012	114,170
411 21st Avenue South, Birmingham, AL 35205	127,070
3412 Maryland Avenue, Richmond, VA 23222	131,900
16047 86th Avenue Southeast, Yelm, WA 98597	142,730
309 East 37th Street, Savannah, GA 31401	170,180
6803 Southwest 35th Way, Gainesville, FL 32608	255,000
1144 Congress Avenue, Teaneck, NJ 07666	266,880
Total	$1,933,000

Project Summaries

Each Project Summary attached below is included in the Offering Circular following page PS-265.

7

PROJECT SUMMARIES FOR OFFERING CIRCULAR AMENDMENT NO. 47

PROJECT SUMMARY | 2216 TELHURST STREET SOUTHWEST, ATLANTA, GA 30310

B



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
8.5%	12 months	58.3%	$58,340	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$58,340	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

NICE House LLC
Rick Baggenstoss - principal

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$100,000
$11,660
Total Project Costs
$88,340
GROUNDFLOOR
$58,340
$30,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$81,000	Loan To ARV	58.3%
Purchase Date	03/24/2017	Loan To Total Project Cost	66.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	5	10
Quality of Valuation Report	3	4
Skin-in-the-Game	6	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$100,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
2216 Telhurst Street Southwest
FLORIDA HEIGHTS
Ralph David Abernathy
©2017 Google · Map Data Terms of Use Report a map error

Address: 2216 TELHURST STREET SOUTHWEST, ATLANTA, GA 30310

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to begin renovation of this property on June 9, 2017 through a wholly owned subsidiary. The Borrower has now begun renovation. If this offering is fully subscribed, the property will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Some of the Borrower's 2016 revenue was derived from rental properties because the Borrower's primary focus in 2016 was buy and hold.
- The property was purchased for $81,000. The Borrower intends to use $51,000 of the proceeds from our loan to offset that amount of the purchase price of the property. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining $30,000 that is tied up in the project after completion of our loan.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 47 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

NICE HOUSE LLC

DATE OF FORMATION ★
04/18/2013

FINANCIAL DATA
Reporting date: 06/30/17

PROJECTS / REVENUE
Reporting period: 2016

Value of Properties	Total Debt	Completed Projects	Revenue
$4.5M	$2.7M	5	$1.5M

Unsold Inventory	Aged Inventory	Gross Margin %
25	0	26.0%

PRINCIPAL

Rick Baggenstoss

FOCUS
Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
15	$200K	6 months	$120K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 22 BENNETT STREET, WARWICK, RI 02889

C



BORROWER

Anchor Property Group, LLC
Linus Hughes - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
11%	12 months	59.6%	$59,550	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$59,550	Balloon payment - principal and interest returned on repayment / due at maturity.

Click here to view the LRO Agreement

FINANCIAL OVERVIEW


After Repair Value (ARV)
$100,000
$26,160
Total Project Costs
$73,840
GROUNDFLOOR
$59,550
$14,290
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$45,000	Loan To ARV	59.6%
Purchase Date	06/16/2017	Loan To Total Project Cost	80.6%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	5	10
Quality of Valuation Report	3	4
Skin-in-the-Game	3	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)

$100,000

- Certified Independent Appraisal
- **Broker's Price Opinion**
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION


View larger map
22 Bennett Street
Glenco Rd
Langley St
Salix St
Oakhurst Ave
Pinehurst Ave
Northup St
Google
©2017 Google - Map Data
Terms of Use
Report a map error

Address: 22 BENNETT STREET, WARWICK, RI 02889

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to purchase this property on June 16, 2017 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower is a new entity and does not have any assets or operating history.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 47 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

ANCHOR PROPERTY GROUP, LLC

DATE OF FORMATION ★

04/01/2017

FINANCIAL DATA
Reporting date: 06/30/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
0	$0	0.0%

PRINCIPAL
Linus Hughes

FOCUS

Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
1	$150K	5 months	$60K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 2640 201ST STREET, LYNWOOD, IL 60411

C



BORROWER

Finesse Investment Group Inc.
Brian Adkins - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
11%	12 months	56.5%	$77,990	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$77,990	Balloon payment - principal and interest returned on repayment / due at maturity.

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$138,000
$48,010
Total Project Costs
$89,990
GROUNDFLOOR
$77,990
$12,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$12,000	Loan To ARV	56.5%
Purchase Date	04/21/2017	Loan To Total Project Cost	86.7%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	5	10
Quality of Valuation Report	3	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$138,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
200th St
Orchard Ave
Brook Ave
Preston Ln
201st St
Park Ave
2640 201st Street
201st Pl
Google
©2017 Google - Map Data Terms of Use Report a map error

Address: 2640 201ST STREET, LYNWOOD, IL 60411

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to begin renovation of this property on June 9, 2017 through a wholly owned subsidiary. The Borrower has now begun renovation. If this offering is fully subscribed, the property will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower is a new entity and does not have any assets or operating history.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 47 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

FINESSE INVESTMENT GROUP INC.

DATE OF FORMATION ★
01/20/2017

FINANCIAL DATA
Reporting date: 06/30/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Brian Adkins

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
3	$135K	5 months	$75K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 150 BROOKSIDE AVENUE, IRVINGTON, NJ 07111

D



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
14%	9 months	63.5%	$79,400	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$79,400	Balloon payment - principal and interest returned on repayment / due at maturity.

Click here to view the LRO Agreement

BORROWER

HIUS Inc.
Ariel Huggins - principal

FINANCIAL OVERVIEW



After Repair Value (ARV)
$125,000
$7,700
Total Project Costs
$117,300
GROUNDFLOOR
$79,400
$37,900
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$37,900	Loan To ARV	63.5%
Purchase Date	09/04/2016	Loan To Total Project Cost	67.7%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
5
10
Quality of Valuation Report
3
4
Skin-in-the-Game
6
10
Location
4
8
Borrower Experience
2
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)

$125,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
150 Brookside Avenue
150 Brookside Avenue
Maple Gardens Apartments
©2017 Google · Map Data Terms of Use Report a map error

Address: 150 BROOKSIDE AVENUE, IRVINGTON, NJ 07111

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to begin renovation of this property on June 9, 2017 through a wholly owned subsidiary. The Borrower has now begun renovation. If this offering is fully subscribed, the property will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not undertaken any other projects since its inception. As such, the Borrower does not have any Financial Data or Projects/Revenue to report for the applicable reporting periods.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 47 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

HIUS INC.

DATE OF FORMATION ★

04/14/2014

FINANCIAL DATA
Reporting date: 06/30/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$37.9K	$0	1	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Ariel Huggins

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
3	$300K	5 months	$200K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 8274 CONTINENTAL COURT, PENSACOLA, FL 32506

C



BORROWER

No Parking, LLC
Gregory Baker - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
11%	12 months	63.2%	$80,860	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$80,860	Balloon payment - principal and interest returned on repayment / due at maturity.

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$128,000
$27,734
Total Project Costs
$100,266
GROUNDFLOOR
$80,860
$19,406
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$60,000	Loan To ARV	63.2%
Purchase Date	06/09/2017	Loan To Total Project Cost	80.6%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
4
10
Quality of Valuation Report
3
4
Skin-in-the-Game
3
10
Location
4
8
Borrower Experience
3
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)

$128,000

Certified Independent Appraisal

Broker's Price Opinion

Borrower Provided Appraisal

Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
BRIARCLIF
8274 Continental Court
Google

Address: 8274 CONTINENTAL COURT, PENSACOLA, FL 32506

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay our loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to purchase this property on June 9, 2017 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower is a new entity and does not have any assets or operating history.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 47 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

NO PARKING, LLC

DATE OF FORMATION ★

01/19/2017

FINANCIAL DATA
Reporting date: 06/30/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	N/A

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
0	$0	0.0%

PRINCIPAL
Gregory Baker

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
8	$200K	3 months	$135K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 117 21ST AVENUE NORTHEAST, CENTER POINT, AL 35215

B



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
8.5%	12 months	61.0%	$85,340	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$85,340	Balloon payment - principal and interest returned on repayment / due at maturity.

Click here to view the LRO Agreement

BORROWER

All-Star Investment Properties, LLC
Shannon McCord - principal

FINANCIAL OVERVIEW



After Repair Value (ARV)
$140,000
$45,177
Total Project Costs
$94,823
GROUNDFLOOR
$85,340
$9,483
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$48,000	Loan To ARV	61.0%
Purchase Date	06/09/2017	Loan To Total Project Cost	90.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	3	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$140,000

- Certified Independent Appraisal
- **Broker's Price Opinion**
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
22nd Ave NE
117 21st Avenue Northeast
20th Ct NW
20th Ave NW
20th Ave NE
Walmart
Google
©2017 Google · Map Data Terms of Use Report a map error

Address: 117 21ST AVENUE NORTHEAST, CENTER POINT, AL 35215

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to purchase this property on June 9, 2017 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 47 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

ALL-STAR INVESTMENT PROPERTIES, LLC

DATE OF FORMATION ★
01/03/2013

FINANCIAL DATA
Reporting date: 06/30/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$100K	$0	1	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
25	$1.9M	25.33%

PRINCIPAL

Shannon McCord

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
15	$125K	3 months	$95K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 730 EAST MOUND STREET, COLUMBUS, OH 43205

D



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
14.5%	12 months	64.7%	$87,940	0

BORROWER

Hazley Business Solutions, LLC
Justin Hazley - principal

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$87,940	Balloon payment - principal and interest returned on repayment / due at maturity.

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$135,959
$33,199
Total Project Costs
$102,760
GROUNDFLOOR
$87,940
$14,820
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$58,000	Loan To ARV	64.7%
Purchase Date	05/30/2017	Loan To Total Project Cost	85.6%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score 4 10
Quality of Valuation Report 3 4
Skin-in-the-Game 2 10
Location 4 8
Borrower Experience 3 5
Borrower Commitment 1 1

VALUATION REPORTS

As Complete (ARV)

$135,959

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
730 East Mound Street
E Fulton St

Address: 730 EAST MOUND STREET, COLUMBUS, OH 43205

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to purchase this property on May 30, 2017 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 47 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

HAZLEY BUSINESS SOLUTIONS, LLC

DATE OF FORMATION ★

06/01/2013

FINANCIAL DATA
Reporting date: 06/30/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$105K	$0	1	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
10	$900K	22.0%

PRINCIPAL
Justin Hazley

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
12	$170K	5 months	$125K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 4202 PARKLAND STREET, PASADENA, TX 77504

B



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
8%	9 months	61.4%	$90,930	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$90,930	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

MTHB Inc.
Mark Smith - principal

Click here to view the LRO Agreement

FINANCIAL OVERVIEW


After Repair Value (ARV)
$148,000
$47,370
Total Project Costs
$100,630
GROUNDFLOOR
$90,930
$9,700
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$65,000	Loan To ARV	61.4%
Purchase Date	05/30/2017	Loan To Total Project Cost	90.4%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)


Loan To ARV Score
4
10
Quality of Valuation Report
3
4
Skin-in-the-Game
2
10
Location
4
8
Borrower Experience
5
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)

$148,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION


View larger map
Sandrid
4202 Parkland Street
BURKESHIRE
Sudbury Dr
Google
©2017 Google - Map Data
Terms of Use
Report a map error

Address: 4202 PARKLAND STREET, PASADENA, TX 77504

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to purchase this property on May 30, 2017 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 47 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

MTHB INC.

DATE OF FORMATION ★

01/26/2016

FINANCIAL DATA
Reporting date: 06/30/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
2	$280K	45.0%

PRINCIPAL

Mark Smith

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
7	$138K	6 months	$80K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 905 MCALLISTER AVENUE, COLUMBUS, OH 43205

D



BORROWER

Sustainable Equities, LLC
Aaron Blevins - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
14.5%	12 months	73.1%	$104,720	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$104,720	Balloon payment - principal and interest returned on repayment / due at maturity.

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$143,320
$18,600
Total Project Costs
$124,720
GROUNDFLOOR
$104,720
$20,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$20,000	Loan To ARV	73.1%
Purchase Date	03/10/2017	Loan To Total Project Cost	84.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	3	4
Skin-in-the-Game	3	10
Location	4	8
Borrower Experience	2	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$143,320

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
E Rich St
E Main St
E Cherry St
905 McAllister Avenue
E Mound St
E Mound St
E Fulton St
E Fulton St
S 22nd St
S Ohio Ave
Google
©2017 Google - Map Data
Terms of Use
Report a map error

Address: 905 MCALLISTER AVENUE, COLUMBUS, OH 43205

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to begin renovation of this property on June 9, 2017 through a wholly owned subsidiary. The Borrower has now begun renovation. If this offering is fully subscribed, the property will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not undertaken any other projects since its inception. As such, the Borrower does not have any Financial Data or Projects/Revenue to report for the applicable reporting periods.
- The Principal has not undertaken any project in the past. As such, the Principal's experience, average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 47 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

SUSTAINABLE EQUITIES, LLC

DATE OF FORMATION ★
06/23/2011

FINANCIAL DATA
Reporting date: 06/30/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$20K	$0	1	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL

Aaron Blevins

FOCUS
Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
0	$0	0 months	$0

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 5 ARGYLE AVENUE, BLACKWOOD, NJ 08012

C



BORROWER

Titan Enterprise Group, LLC
Rupert Pond - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
11%	12 months	62.7%	$114,170	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$114,170	Balloon payment - principal and interest returned on repayment / due at maturity.

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$182,000
$48,280
Total Project Costs
$133,720
GROUNDFLOOR
$114,170
$19,550
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$88,331	Loan To ARV	62.7%
Purchase Date	05/31/2017	Loan To Total Project Cost	85.4%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score 4 10
Quality of Valuation Report 3 4
Skin-in-the-Game 2 10
Location 4 8
Borrower Experience 3 5
Borrower Commitment 1 1

VALUATION REPORTS

As Complete (ARV)

$182,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
Highland Regional High School
5 Argyle Avenue
Google

Address: 5 ARGYLE AVENUE, BLACKWOOD, NJ 08012

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to purchase this property on May 31, 2017 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 47 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

TITAN ENTERPRISE GROUP, LLC

DATE OF FORMATION ★

06/22/2015

FINANCIAL DATA
Reporting date: 06/30/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
2	$900K	30.0%

PRINCIPAL
Rupert Pond

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
1	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
3	$200K	6 months	$140K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 411 21ST AVENUE SOUTH, BIRMINGHAM, AL 35205

C



BORROWER

Denmark Property Solutions
Ashley Denmark - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
11%	12 months	63.5%	$127,070	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$127,070	Balloon payment - principal and interest returned on repayment / due at maturity.

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$200,000
$51,180
Total Project Costs
$148,820
GROUNDFLOOR
$127,070
$21,750
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$105,000	Loan To ARV	63.5%
Purchase Date	06/01/2017	Loan To Total Project Cost	85.4%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	3	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$200,000

- Certified Independent Appraisal
- **Broker's Price Opinion**
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
411 21st Avenue South

Address: 411 21ST AVENUE SOUTH, BIRMINGHAM, AL 35205

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to purchase this property on June 01, 2017 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 47 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

DENMARK PROPERTY SOLUTIONS

DATE OF FORMATION ★
04/01/2015

FINANCIAL DATA
Reporting date: 06/30/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$80K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
2	$302.7K	36.39%

PRINCIPAL
Ashley Denmark

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
1	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
2	$151.4K	9 months	$96.3K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 3412 MARYLAND AVENUE, RICHMOND, VA 23222

D



BORROWER

JayCia Group LLC
Evelyn Fernandez - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
14.5%	12 months	62.8%	$131,900	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$131,900	Balloon payment - principal and interest returned on repayment / due at maturity.

Click here to view the LRO Agreement

FINANCIAL OVERVIEW


After Repair Value (ARV)
$210,000
$47,780
Total Project Costs
$162,220
GROUNDFLOOR
$131,900
$30,320
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$91,000	Loan To ARV	62.8%
Purchase Date	06/06/2017	Loan To Total Project Cost	81.3%

GRADE FACTORS


The following factors determine in part how the loan was graded:
(in descending order of importance)
Loan To ARV Score 5 10
Quality of Valuation Report 3 4
Skin-in-the-Game 3 10
Location 4 8
Borrower Experience 1 5
Borrower Commitment 1 1

VALUATION REPORTS

As Complete (ARV)
$210,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION


View larger map
3412 Maryland Avenue
Google

Address: 3412 MARYLAND AVENUE, RICHMOND, VA 23222

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to purchase this property on June 6, 2017 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower is a new entity and does not have any assets or operating history.
- The Principal has not undertaken any projects in the past. As such, the Principal's experience, average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 47 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

JAYCIA GROUP LLC

DATE OF FORMATION ★
04/24/2017

FINANCIAL DATA
Reporting date: 06/30/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
0	$0	0.0%

PRINCIPAL
Evelyn Fernandez

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
0	$0	0 months	$0

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 16047 86TH AVENUE SOUTHEAST, YELM, WA 98597

D



BORROWER

Puget Rental Properties, LLC
Austin Hajjar - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
14%	9 months	71.7%	$142,730	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$142,730	Balloon payment - principal and interest returned on repayment / due at maturity.

Click here to view the LRO Agreement

FINANCIAL OVERVIEW


After Repair Value (ARV)
$199,000
$31,540
Total Project Costs
$167,460
GROUNDFLOOR
$142,730
$24,730
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$108,000	Loan To ARV	71.7%
Purchase Date	06/09/2017	Loan To Total Project Cost	85.2%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	3	10
Quality of Valuation Report	3	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$199,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION


View larger map
16047 86th Avenue Southeast
Country Joe's Deli Mar
Google
©2017 Google - Map Data
Terms of Use
Report a map error

Address: 16047 86TH AVENUE SOUTHEAST, YELM, WA 98597

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to purchase this property on June 9, 2017 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower is a new entity and does not have any assets or operating history.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 47 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

PUGET RENTAL PROPERTIES, LLC

DATE OF FORMATION ★
04/03/2017

FINANCIAL DATA
Reporting date: 06/30/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
0	$0	0.0%

PRINCIPAL
Austin Hajjar

FOCUS
Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
4	$240K	4 months	$150K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 309 EAST 37TH STREET, SAVANNAH, GA 31401

A



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
6.5%	12 months	53.2%	$170,180	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$170,180	Balloon payment - principal and interest returned on repayment / due at maturity.

Click here to view the LRO Agreement

BORROWER

Empire Quality Rentals, LLC
Andreas Mirza - principal

FINANCIAL OVERVIEW



After Repair Value (ARV)
$320,000
$49,820
Total Project Costs
$270,180
GROUNDFLOOR
$170,180
$100,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$165,000	Loan To ARV	53.2%
Purchase Date	04/19/2017	Loan To Total Project Cost	63.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	4	10
Location	4	8
Borrower Experience	4	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$320,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
METROPOLI
309 East
W Victory Dr
MIDTOWN
Google
©2017 Google - Map Data
Terms of Use
Report a map error

Address: 309 EAST 37TH STREET, SAVANNAH, GA 31401

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to begin renovation of this property on June 16, 2017 through a wholly owned subsidiary. The Borrower has now begun renovation. If this offering is fully subscribed, the property will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The property was purchased for $165,000. The Borrower intends to use $65,000 of the proceeds from our loan to offset that amount of the purchase price of the property. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining $100,000 that is tied up in the project after completion of our loan.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 47 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

EMPIRE QUALITY RENTALS, LLC

DATE OF FORMATION ★
03/19/2012

FINANCIAL DATA
Reporting date: 06/30/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$299K	$0	1	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
1	$104K	40.38%

PRINCIPAL

Andreas Mirza

FOCUS
Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
5	$250K	6 months	$145K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 6803 SOUTHWEST 35TH WAY, GAINESVILLE, FL 32608

A



BORROWER

6803 SW 35th Way LLC
Dianne Boulay - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
6.5%	12 months	45.5%	$255,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$255,000	Balloon payment - principal and interest returned on repayment / due at maturity.

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$560,000
$172,400
Total Project Costs
$387,600
GROUNDFLOOR
$255,000
$132,600
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$305,000	Loan To ARV	45.5%
Purchase Date	05/26/2017	Loan To Total Project Cost	65.8%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	6	10
Quality of Valuation Report	4	4
Skin-in-the-Game	6	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$560,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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6803 Southwest 35th Way
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Address: 6803 SOUTHWEST 35TH WAY, GAINESVILLE, FL 32608

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to purchase this property on May 26, 2017 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower is a new entity and does not have any assets or operating history.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 47 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

6803 SW 35TH WAY LLC

DATE OF FORMATION ★
04/11/2017

FINANCIAL DATA
Reporting date: 06/30/17

PROJECTS / REVENUE
Reporting period: 2016

Value of Properties	Total Debt	Completed Projects	Revenue
$0	$0	0	$0

Unsold Inventory	Aged Inventory	Gross Margin %
0	0	N/A

PRINCIPAL
Dianne Boulay

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Loans Funded	Loans Repaid	Completed Projects Per Year	Average Project Revenue
1	0	2	$465K

On Time Repayment	Average Project Time	Average Total Project Costs
N/A	6 months	$300K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 1144 CONGRESS AVENUE, TEANECK, NJ 07666 C Rate Projected Term Loan to ARV Loan Amount Investors 11% 12 months 62.8% $266,880 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $266,880 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Titan Enterprise Group, LLC Rupert Pond - principal Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $425,000 $113,043 Total Project Costs $311,957 GROUNDFLOOR $266,880 $45,077 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $235,165 Loan To ARV 62.8% Purchase Date 06/16/2017 Loan To Total Project Cost 85.6% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 3 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $425,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 1144 CONGRESS AVENUE, TEANECK, NJ 07666 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS We advanced the Borrower the money it needed to purchase this property on June 16, 2017 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the Borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 47 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. TITAN ENTERPRISE GROUP, LLC DATE OF FORMATION* 06/22/2015 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 06/30/17 Reporting period: 2016 Value of Properties Total Debt Completed Projects Revenue $0 $0 2 $900K Unsold Inventory Aged Inventory Gross Margin% 0 0 30.0% PRINCIPAL Rupert Pond FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2016 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 1 0 3 $200K On Time Repayment Average Project Time Average Total Project Costs N/A 6 months $140K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-281

PART III — EXHIBITS

Exhibit Index

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

2.1	Groundfloor Finance Inc. Second Amended and Restated Articles of Incorporation		1-A/A	024-10496	2.1	November 25, 2015

2.2	Groundfloor Finance Inc. Bylaws		1-A/A	024-10440	2.2	July 1, 2015

3.1	Amended and Restated Investors’ Rights Agreement		1-A/A	024-10496	3.1	November 25, 2015

3.2	Form of Investor Agreement		1-A/A	024-10440	3.3	August 21, 2015

4.1	Standard Form of LRO Agreement		1-A/A	024-10496	N/A	December 8, 2015

6.1	Executive Employment Agreement with Brian Dally dated November 19, 2014		1-A/A	024-10440	6.1	July 1, 2015

6.2	Executive Employment Agreement with Nikhil Bhargava dated November 19, 2014		1-A/A	024-10440	6.2	July 1, 2015

6.3	Offer Letter for Chris Schmitt dated February 24, 2014		1-A/A	024-10440	6.5	July 1, 2015

6.4	2013 Stock Option Plan		1-A/A	024-10440	6.6	July 1, 2015

6.5	Option Award Agreement for Michael Olander Jr.		1-A/A	024-10440	6.8	July 1, 2015

6.6	Option Award Agreement for Chris Schmitt		1-A/A	024-10440	6.9	July 1, 2015

6.7	Option Award Agreement for Richard Tuley		1-A	024-10488	6.11	October 7, 2015

6.8	Option Award Agreement for Bruce Boehm		1-A	024-10488	6.12	October 7, 2015

6.9	Stock Repurchase Agreement for Nikhil Bhargava		1-A/A	024-10440	6.11	July 1, 2015

6.10	Stock Repurchase Agreement for Brian Dally		1-A/A	024-10440	6.12	July 1, 2015

6.11	Stock Repurchase Agreement for Chris Schmitt		1-A/A	024-10440	6.13	July 1, 2015

6.12	Series Seed Preferred Stock Purchase Agreement		1-A/A	024-10440	3.1	July 1, 2015

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

6.13	Series A Preferred Stock Purchase Agreement		1-A/A	024-10496	6.18	November 25, 2015

6.14	Right of First Refusal and Co-Sale Agreement		1-A/A	024-10496	6.19	November 25, 2015

6.15	Form of Loan Agreement		1-A/A	024-10440	6.14	July 1, 2015

6.16	Form of Promissory Note		1-A/A	024-10440	6.15	July 1, 2015

10.1	Power of attorney		1-A	024-10496	N/A	November 19, 2015

10.2	Power of attorney with new director		1-A/A	024-10496	N/A	November 25, 2015

11.1	Consent of Hughes Pitman & Gupton, LLP		1-A POS	024-10496	11.1	April 18, 2017

11.2	Consent of Robbins Ross Alloy Belinfante Littlefield LLC (included as part of Exhibit 12.1)	X

12.1	Opinion of Robbins Ross Alloy Belinfante Littlefield LLC	X

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 7, 2017.

GROUNDFLOOR FINANCE INC.

By:	/s/ Nick Bhargava
Name:	Nick Bhargava
Title:	Executive Vice President, Secretary and Acting Chief Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director (Principal Executive Officer)	July 7, 2017
Brian Dally

/s/ Nick Bhargava	Executive Vice President, Secretary Acting Chief Financial Officer and Director (Principal Financial and Accounting Officer)	July 7, 2017
Nick Bhargava

*	Director	July 7, 2017
Sergei Kouzmine

*	Director	July 7, 2017
Bruce Boehm

*	Director	July 7, 2017
Michael Olander Jr.

*	Director	July 7, 2017
Richard Tuley Jr.

*By:	/s/ Nick Bhargava
Nick Bhargava
Attorney-in-fact